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EXHIBIT 99.1


PROVIDENT BANKSHARES CORPORATION ANNOUNCES SALE OF
SOUTHEASTERN VIRGINIA AND NORTH CAROLINA BRANCHES


BALTIMORE, May 13, 2004 - Provident Bankshares Corporation (NASDAQ: PBKS), the parent company of Provident Bank, the second largest independent commercial bank headquartered in Maryland, has announced the sale of three banking offices in southeastern Virginia and in North Carolina. Provident has entered into a definitive agreement to sell the banking offices to Gateway Bank & Trust Co., a subsidiary of Gateway Financial Holdings, Inc. (NASDAQ: GBTS). Gateway Bank & Trust is headquartered in Elizabeth City, North Carolina. The transaction, which includes deposits of approximately $140 million, is expected to close in the third quarter of 2004 following regulatory approvals.

         These three banking offices to be sold were acquired with Essex Bancorp, Inc. which became a part of Southern Financial Bank in the first quarter of 2004. Provident acquired Southern Financial in April, 2004 and added 33 branches including five Essex banking offices to its network that now stretches from Northern Virginia into central and eastern Virginia. The offices sold to Gateway are located in Emporia and Suffolk, Virginia and in Elizabeth City, North Carolina.

         Provident Bankshares Corporation Chairman and Chief Executive Officer Gary N. Geisel commented on the transaction. "The sale of these branches in the Tidewater area is a sound strategic move for Provident. It fits our strategy to strengthen market position in Northern Virginia and extend our presence into the Charlottesville and Richmond areas. We plan to succeed in those areas by providing the products and services of our largest competitors while delivering the level of service found in only the best commercial banks. The Tidewater area branches to be sold are also a perfect complement to the Gateway franchise. The Elizabeth City branch is just a few miles from their headquarters and the Suffolk and Emporia branches build on Gateway's strategy to expand in the Tidewater area."

         Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. As of March 31, 2004, Provident's assets were $5.3 billion with a branch network of 118 offices in Maryland, Virginia and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.



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Forward-Looking Statements

This Press Release, as well as other written communications made from time to time by Provident Bankshares Corporation and subsidiaries (the "Company") and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." The Company's ability to predict results or the actual effects of its plans and strategies, including its future earnings and its recent merger with Southern Financial Bancorp, Inc., is inherently uncertain. Accordingly, actual results may differ from anticipated results. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results of the proposed transaction to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: the ability of the companies to obtain the required regulatory approvals; and the ability of the companies to consummate the proposed transaction.

The forward-looking statements are made as of the date of this press release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.